                                                                     Exhibit 4.8

                             STOCKHOLDERS AGREEMENT


                                      among


                             SCOVILL FASTENERS INC.


                                       and


                           THE INVESTORS PARTY HERETO







                           Dated as of August 3, 2001

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definitions............................................................................      1

                           ARTICLE II

                   COVENANTS OF THE INVESTORS

SECTION 2.1.  Transfers by Investors.................................................................      3
SECTION 2.2.  Tag-Along and Take-Along Provisions....................................................      4
SECTION 2.3.  Transfers to Comply with Laws..........................................................      5
SECTION 2.4.  Closing................................................................................      5
SECTION 2.5.  Restrictive Legend.....................................................................      5

                           ARTICLE III

                      VOTING AND DIRECTORS

SECTION 3.1.  Voting and Election of Directors.......................................................      6
SECTION 3.2.  Directors' and Officers' Insurance.....................................................      7

                           ARTICLE IV

                        PREEMPTIVE RIGHTS

SECTION 4.1.  Preemptive Rights......................................................................      7

                            ARTICLE V

                     AFFILIATE TRANSACTIONS

SECTION 5.1   Affiliate Transactions.................................................................      9

                           ARTICLE VI

                          MISCELLANEOUS

SECTION 6.1.  Inspection Rights......................................................................      9
SECTION 6.2.  Notices................................................................................      9
SECTION 6.3.  Additional Parties.....................................................................     10
SECTION 6.4.  Amendments and Waivers.................................................................     10
SECTION 6.5.  Successors and Assigns.................................................................     10
SECTION 6.6.  Captions...............................................................................     10
SECTION 6.7.  Counterparts; Effectiveness............................................................     10
SECTION 6.8.  GOVERNING LAW..........................................................................     10
SECTION 6.9.  Severability...........................................................................     10
SECTION 6.10. Entire Agreement.......................................................................     11

                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT, dated as of August 3, 2001, by and among SCOVILL FASTENERS INC., a Delaware corporation (the "Company"), the parties identified as "Existing Investors" on the signature pages hereof, the parties identified as "New Investors" on the signature pages hereof and any parties identified on the signature pages of any joinder agreements executed and delivered pursuant to Section 6.3 of this Agreement.

                  WHEREAS, pursuant to the Merger Agreement dated as of the date hereof by and between Scovill Holdings Inc. ("Holdings") and the Company, the Existing Investors are being issued shares of Common Stock in exchange for the cancellation of their shares of common stock of Holdings;

                  WHEREAS, pursuant to the Exchange Agreement dated as of the date hereof, among Holdings, the Company, Saratoga Partners III, L.P., Saratoga Partners III, C.V., Saratoga Management Company, LLC and the noteholders listed on Exhibit A thereto (the "Exchange Agreement"), the New Investors are being issued shares of Common Stock and certain subordinated pay-in-kind bonds (the "New Bonds" (which term shall include any pay-in-kind bonds issued or issuable pursuant thereto)) in exchange for the cancellation of their 11 1/4% Senior Notes due 2007 (the "Old Notes") of the Company;

                  WHEREAS, the Company and the Investors desire to provide for certain matters relating to the rights of the Investors;

                  IN CONSIDERATION of the foregoing and of their mutual covenants set forth in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


                  SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.

                  "Board" means the Board of Directors of the Company.

                  "Buyer" means a Person that is not an Investor or an Affiliate of an Investor that has offered to purchase or otherwise acquire for value shares of Capital Stock of the Company.

                  "Capital Stock" means the Common Stock, any shares of Common Stock of the Company issued or issuable upon exercise of the Warrants and any shares of capital stock of the Company issued in exchange for any of the foregoing upon any reclassification, merger or other transaction involving the exchange of any shares, interests, participations or other equity interests in the Company therefor, or issued as a distribution thereon, and any other capital stock, shares, equity interests, options, rights or warrants to acquire capital stock, and participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock and securities convertible into or exercisable for any such equity or interests of the Company now or hereafter authorized.

                  "Cerberus" means Cerberus International, Ltd.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

                  "Greenwich" means, collectively, GSCP Recovery II, L.P., GSCP Recovery (US) L.L.C., Unione Italiana (U.K.) Reinsurance Company, Limited and Greenwich Street Capital Partners II, L.P., or any of their Affiliates.

                  "Greenwich Agreement" means the Management and Financial Advisory Agreement dated as of the date hereof between the Company and GSCP
(NJ), L.P.

                  "Investors" means the Existing Investors, the New Investors and any Permitted Transferees of such Persons who are party (including by joinder) to this Agreement.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Notice of Offer" means any bona fide written offer from a Buyer to purchase or otherwise acquire for value, issued and outstanding shares of Capital Stock from Greenwich, which offer shall identify the proposed transferee or transferees, the Capital Stock covered thereby, all terms and conditions of the offer and, in the case of an offer pursuant to which the consideration consists in whole or in part of consideration other than cash, a description of the non-cash component of such consideration.

                  "Permitted Transferee" means any transferee of Capital Stock acquired from any Investor, in a transaction that is not prohibited pursuant to
Section 2.1.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pro Rata Portion" means, with respect to one or more Investors, the ratio of (a) the number of shares of Common Stock then owned by each such Investor to (b) the total number of shares of Common Stock outstanding.

                  "Qualified IPO" means a public offering, underwritten by one or more nationally recognized investment banks, of Common Stock pursuant to an effective registration statement filed under the 1933 Act in which more than 25% of the Common Stock on a fully diluted basis is offered, resulting in the listing of the Common Stock on a national securities exchange or the Nasdaq National Market.

                  "Saratoga" means Saratoga Partners III, L.P., a Delaware limited partnership, and its Affiliates.

                  "Saratoga Agreement" means the Management and Financial Advisory Agreement dated as of the date hereof between the Company and Saratoga Management Company, LLC.

                  "Transfer" means any direct or indirect transfer, sale, conveyance, pledge, hypothecation or other disposition.

                  "Warrants" means the warrants issued by the Company to the Existing Investors pursuant to warrant agreements dated as of August 3, 2001, entitling the holders thereof to purchase shares of Common Stock.


                                   ARTICLE II

                           COVENANTS OF THE INVESTORS


                  SECTION 2.1. Transfers by Investors. No Investor shall Transfer any Capital Stock now or hereafter owned by such Investor unless the transferee of any such Investor shall join in this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A; provided, however, that any Transfers by Greenwich shall be subject to section 2.2(a) if otherwise applicable.

                  SECTION 2.2. Tag-Along and Take-Along Provisions. (a) If Greenwich shall receive and determine to accept a Notice of Offer from a Buyer to purchase or otherwise acquire in a transaction or series of related transactions any of its Capital Stock, the other Investors owning any Capital Stock shall have the right to participate in such transaction in the manner set forth in this Section. Greenwich shall, promptly after its receipt of a Notice of Offer, send a copy thereof to the Company and the other Investors owning any Capital Stock. Each such Investor shall have the right to cause Greenwich to condition its sale to the Buyer of any Capital Stock owned by Greenwich on the simultaneous purchase by the Buyer of such amount of Capital Stock owned by such Investor as such Investor (each, an "Electing Investor") may designate by written notice delivered to Greenwich within 20 days following the date on which the Notice of Offer is received; provided, however, that no Electing Investor may so designate for purchase an amount of Capital Stock greater than that number owned by such Electing Investor multiplied by a fraction the numerator of which is the amount of Capital Stock being sold by Greenwich pursuant to the Notice of Offer and the denominator of which is the total amount of Capital Stock then owned by Greenwich. The purchase price for each share of the Capital Stock sold by each Existing Investor pursuant to this Section 2.2(a) and the terms of such purchase shall be the same as are set forth in the applicable Notice of Offer. No seller shall receive, in connection with sales pursuant to this subsection, any material consideration which is not shared with each other seller in proportion to the number of shares sold by each, except that Greenwich or an Affiliate of Greenwich may receive customary investment banking fees; provided, however that the foregoing provisions of this sentence shall not apply to (i) any financial advisory fee to be paid to Greenwich in connection with any acquisition of the Company, whether by merger, sale of all or substantially all of the Company's assets or otherwise, as set forth in the Greenwich Agreement, or (ii) any financial advisory fee to be paid to Saratoga in connection with any acquisition of the Company by YKK Corporation or any subsidiary thereof or any affiliate if such affiliate is engaged, directly or indirectly, in the design, manufacture, sale and/or distribution of fasteners, whether by merger, sale of all or substantially all of the Company's assets or otherwise, as set forth in the Saratoga Agreement. Immediately after such sale, all sale proceeds relating to the securities of each Electing Investor shall be remitted to such Electing Investor. If any potential Electing Investor shall not have accepted the tag-along offer, Greenwich shall have 120 days after receipt of the Notice of Offer in which to sell the securities to be sold pursuant to such Notice of Offer at a price not higher than that contained in the Notice of Offer and on terms no more favorable to Greenwich than that contained in the Notice of Offer. If, at the end of such period the sale has not been completed, this Section 2.2(a) shall again apply to offers and sales of Capital Stock by Greenwich.

                  (b) If Greenwich shall receive and determine to accept a Notice of Offer to sell or otherwise purchase or acquire for value in the aggregate more than 50% of the issued and outstanding shares of the Capital Stock, then, at the written request of Greenwich, each other Investor shall agree to sell to the Buyer Capital Stock (to the extent then owned by such In-vestor) constituting the same proportionate share of the Capital Stock which such Investor owns as Greenwich agrees to sell for an amount equal to the same per share purchase price, and on the same terms, as are applicable to Greenwich's sale. No seller shall receive, in connection with sales pursuant to this subsection, any material consideration which is not shared with each other seller in proportion to the amount sold by each; provided, however that the foregoing provisions of this sentence shall not apply to (i) any financial advisory fee to be paid to Greenwich in connection with any acquisition of the Company, whether by merger, sale of all or substantially all of the Company's assets or otherwise, as set forth in the Greenwich Agreement, or (ii) any financial advisory fee to be paid to Saratoga in connection with any acquisition of the Company by YKK Corporation or any subsidiary thereof or any affiliate if such affiliate is engaged, directly or indirectly, in the design, manufacture, sale and/or distribution of fasteners, whether by merger, sale of all or substantially all of the Company's assets or otherwise, as set forth in the Saratoga Agreement. Immediately after such sale, all sale proceeds relating to the securities sold by each Investor shall be remitted to such Investor. For the purposes of determining if the offer of the Buyer is for more than 50% of the Capital Stock, the percentage of the issued and outstanding shares of Capital Stock offered to be purchased by the Buyer shall include all shares of Capital Stock to be sold to the Buyer by Greenwich in the same or a series of related transactions. In the event the Notice of Offer described above pertains to the sale of the Company through a merger or sale of all or substantially all of the Company's assets, at the written request of Greenwich, each other Investor shall agree to support such transaction by voting its shares of Capital Stock in support of such transaction or otherwise.

                  (c) The provisions of this Section 2.2 shall terminate upon consummation of a Qualified IPO.

                  SECTION 2.3. Transfers to Comply with Laws. Notwithstanding any contrary provision herein, no Investor may Transfer or offer to Transfer any shares of Capital Stock (or solicit any offers to Transfer any shares of Capital Stock), except in compliance with the 1933 Act and rules and regulations promulgated thereunder and in compliance with any applicable state securities laws and rules and regulations promulgated thereunder.

                  SECTION 2.4. Closing. The closing of any purchase of shares of Capital Stock pursuant to Article II hereof shall take place at the offices of the Company (or at such other location as to which the parties shall mutually agree) concurrently with the closing of any sale to a Buyer to which the provisions of Article II apply.

                  SECTION 2.5. Restrictive Legend. In addition to any legend required by the Exchange Agreement, each certificate evidencing shares of Capital Stock shall contain the following restrictive legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO SCOVILL FASTENERS INC. REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER. THIS SECURITY IS ALSO SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING WITH RESPECT TO THE DIRECT OR INDIRECT TRANSFER THEREOF, OF A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 3, 2001, AS AMENDED FROM TIME TO TIME TO WHICH THE COMPANY IS A PARTY, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED UPON REQUEST."


                                   ARTICLE III

                              VOTING AND DIRECTORS


                  SECTION 3.1. Voting and Election of Directors. From and after the date hereof and until the consummation of a Qualified IPO, each of the Investors severally agrees that in exercising its voting rights on the election of directors, whether or not at an annual or special meeting of the Company and whether or not at an adjourned meeting, such Investor shall vote its shares of the voting Capital Stock for and will take all other necessary actions within its control to cause the nomination and the election of the following individuals to the Board:

                  (a) one director designated by the Company, but only for as long as such designee shall be an officer and an employee of the Company or of a subsidiary of the Company;

                  (b) each of (i) up to five directors and (ii) a majority of any executive committee of the Board ("Executive Committee") designated by Greenwich; and

                  (c) each of (i) one director (the "Saratoga Director") and
      (ii) one member of any Executive Committee designated by Saratoga, but only for so long as Saratoga shall own Common Stock.

                  The Company shall have the right to remove its designee at any time and replace such designee. The initial designee as director by the Company shall be John Champagne.

                  Greenwich shall have the right to remove any or all of its designees at any time and replace such designee(s). The initial designees as director by Greenwich shall be Robert A. Hamwee, Thomas V. Inglesby and Evan D. Sotiriou.

                  Saratoga shall have the right to remove, and replace, its designee at any time. The initial designee as director and Executive Committee member by Saratoga shall be Christian L. Oberbeck. If Saratoga does not designate a director, it shall be entitled to have a representative observe all Board meetings and all meetings of any Executive Committee, but only for so long as Saratoga shall own Common Stock.

                  Cerberus shall have the right to designate a representative to observe all Board meetings and all meetings of any Executive Committee.

                  (d) The Investors agree that the Board shall not consist of more than seven members.

                  SECTION 3.2. Directors' and Officers' Insurance. The Company shall use its reasonable best efforts to obtain and maintain directors' and officers' insurance on such terms and in such amounts as are customary for companies of its type.


                                   ARTICLE IV

                                PREEMPTIVE RIGHTS


                  SECTION 4.1. Preemptive Rights. (a) If the Company at any time or from time to time prior to the consummation of a Qualified IPO proposes to issue any shares of Capital Stock to Greenwich, other than pursuant to the exceptions specified in paragraph (d) below, the Company shall, no later than 30 days prior to the consummation of such issuance give written notice thereof to each Investor. Such notice shall contain the amount of Capital Stock to be issued and any other pertinent terms of the proposed issuance (including the terms of such Capital Stock) and shall also contain an irrevocable offer to each Investor to purchase, at the purchase price at which the Company initially proposed to issue such Capital Stock, its Pro Rata Portion of such Capital Stock. At any time within 30 days after receipt of the notice provided for in the previous sentence an Investor may accept the offer made to it in such notice, and may elect to purchase up to its Pro Rata Portion of any additional Capital Stock to be issued but not purchased by the other Investors on the same terms, by furnishing notice thereof to the Company. If an Investor shall fail to respond to the Company within 30 days of receipt of the Company's notice to Investors of the proposed issuance described above, such failure shall be regarded as a rejection of such Investor's right to exercise such Investor's preemptive rights provided in this
Article IV. Any Capital Stock to be issued that is not purchased pursuant to this Section 4.1(a) shall be deemed to be accepted for purchase by each Investor so electing to purchase additional Capital Stock not purchased by other Investors, in each case in the amount indicated in such electing Investor's acceptance notice but in no event greater than its Pro Rata Portion of such Capital Stock or the maximum amount indicated in such Investor's notice.

                  (b) If at the end of the 30 day period referred to in Section 4.1(a) less than all of the Capital Stock to be issued is accepted for purchase pursuant to Section 4.1(a), Greenwich, in addition to its portion of the Capital Stock accepted for purchase pursuant to Section 4.1(a), may purchase that portion of the proposed issuance that was not accepted for purchase pursuant to
Section 4.1(a), on the same terms and conditions as set forth in the notices sent to Investors pursuant to Section 4.1(a).

                  (c) The closing of the purchase of Capital Stock accepted for purchase pursuant to Section 4.1(a) and (b) shall take place at such time and place upon which the parties who have accepted for purchase Capital Stock as provided in this Article IV may agree. Such purchase shall be at the price specified in the notices sent to Investors pursuant to Section 4.1(a) paid by delivery of a certified check in the appropriate amount or other consideration as indicated in such notice against delivery of certificates or other instruments representing the Capital Stock so purchased.

                  (d) The preemptive rights provided for in this Article IV shall not be applicable to (i) any stock split, dividend on Capital Stock, or recapitalization, (ii) any issuance of Capital Stock upon the exercise or conversion of any Capital Stock that by its terms is convertible into or exchangeable for Capital Stock, if such exercisable or convertible Capital Stock had already been subject to the preemptive rights provided for in this Article IV, or (iii) any issuance of Common Stock to Greenwich in connection with any purchase by Greenwich after the date hereof of any then outstanding Old Notes due 2007; provided that any such issuance of Common Stock shall be at the same rate provided for in Section 2.1 of the Exchange Agreement with respect to the issuance of Common Stock in exchange for Old Notes, i.e., 891.00579 shares of Common Stock for each $1,000 of principal amount of Old Notes purchased by Greenwich.

                                    ARTICLE V

                             Affiliate Transactions


                  SECTION 5.1. Affiliate Transactions. Until such time as Saratoga shall own less than 2.5% of the Common Stock on a fully diluted basis, the Company shall not engage in any transaction with any Affiliate of the Company which is not a wholly owned subsidiary of the Company, unless such transaction is on an arm's length basis, other than (i) any borrowing of and obligations under GSC Loans or Tranche B Loans pursuant to the Amended and Restated Credit Agreement (as defined in the Exchange Agreement), (ii) any payment of any management fees pursuant to the Greenwich Agreement or the Saratoga Agreement, and (iii) the issuance of Common Stock and New Bonds in connection with any purchase by Greenwich after the date hereof of any then outstanding Old Notes.


                                   ARTICLE VI

                                  MISCELLANEOUS


                  SECTION 6.1. Inspection Rights. The Company shall permit any authorized representatives designated by any Investor holding at least 2.5% of the outstanding Common Stock to visit and inspect any of the properties of the Company and its subsidiaries, including its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at reasonable times during normal business hours. Each Investor agrees that it shall treat as confidential all non-public information that such Investor obtains pursuant to the foregoing.

                  SECTION 6.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof, or the signature page of any joinder agreement executed and delivered pursuant to Section 6.3 of this Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt is confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mail registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

                  SECTION 6.3. Additional Parties. Only Persons (other than the initial signatories hereto) that execute a joinder agreement in the form of Exhibit A shall be deemed to be Investors. Except to the extent limited in any joinder agreement, each Person that so becomes an Investor after the date hereof shall be entitled to all rights and privileges of an Investor as if such Investor had been an original signatory to this Agreement.

                  SECTION 6.4. Amendments and Waivers. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Company and each of (i) holders of at least 75% of the outstanding shares of Common Stock, (ii) Saratoga and (iii) Cerberus. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Company and each of (i) holders of at least 75% of the outstanding shares of Common Stock, (ii) Saratoga and (iii) Cerberus.

                  SECTION 6.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of rights under this Agreement will be valid unless made in connection with a contemporaneous Transfer of Capital Stock; and provided, further, that upon any such assignment, the assignee shall comply with Section
6.3 hereof. The Company may not assign or otherwise transfer any of its rights under this Agreement.

                  SECTION 6.6. Captions. The captions of this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

                  SECTION 6.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be effective when this Agreement has been executed by the Company and each Investor and the executed signature page of each such Person has been delivered to each other such Person.

                  SECTION 6.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                  SECTION 6.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                  SECTION 6.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   SCOVILL FASTENERS INC.

                                   By: /s/ John H. Champagne
                                      ------------------------------
                                      Name:  John H. Champagne
                                      Title: Chief Executive Officer

                                   Scovill Fasteners Inc.
                                   1802 Scovill Drive
                                   Clarkesville, Georgia 30523-0044
                                   Attention:  John H. Champagne
                                   Telephone:  (706) 754-4181
                                   Telecopier: (706) 754-2826



                                   EXISTING INVESTORS:

                                   SARATOGA PARTNERS III, L.P.

                                   By: Saratoga Management Company LLC,
                                       its Investment Manager

                                   By: /s/ Richard A. Petrocelli
                                      ----------------------------------
                                      Name:  Richard A. Petrocelli
                                      Title: Principal

                                   535 Madison Avenue
                                   New York, New York 10022
                                   Attention:  Christian L. Oberbeck
                                   Telephone:  (212) 906-7350
                                   Telecopier: (212) 750-3343

                                        SARATOGA PARTNERS III, C.V.

                                        By: Saratoga Management Company, its
                                        Investment Manager

                                        By: /s/ Richard A. Petrocelli
                                           ----------------------------------
                                           Name: Richard A. Petrocelli
                                           Title: Principal

                                        c/o Curacao International Trust Company,
                                           N.V.
                                        De Ruyterkade 62
                                        P.O. Box 812
                                        Curacao, Netherlands Antilles
                                        Attention: J.F.M. Horsten
                                        Telephone: 011-599-9-732-2555
                                        Telecopier: 011-599-9-732-2500



                                        MOORE GLOBAL INVESTMENTS, LTD.

                                        By: Moore Capital Management, Inc., its
                                            Trading Manager

                                        By: /s/ Anthony Gallagher
                                           ----------------------------------
                                           Name: Anthony Gallagher
                                           Title: Director of Operations

                                           c/o Moore Capital Management Inc.
                                           1251 Avenue of the Americas
                                           17th Floor
                                           New York, New York 10020
                                           Attention: Anthony Gallagher
                                           Telephone: (212) 782-7532
                                           Telecopier: (212) 575-6832

                                         REMINGTON INVESTMENT STRATEGIES, L.P.

                                         By: Moore Capital Advisors, L.L.C., its
                                             General Partner

                                         By: /s/ Anthony Gallagher
                                             -----------------------------------
                                             Name:  Anthony Gallagher
                                             Title: Director of Operations

                                         c/o Moore Capital Management Inc.
                                             1251 Avenue of the Americas
                                             17th Floor
                                             New York, New York 10020
                                             Attention: Anthony Gallagher
                                             Telephone:  (212) 782-7532
                                             Telecopier: (212) 575-6832




                                         WLD PARTNERS, LTD.

                                         By: WLD Partners GP, Inc., its
                                             General Partner

                                         By: /s/ F. Melvin Burton
                                             -----------------------------
                                             Name:  F. Melvin Burton
                                             Title: Vice President

                                         Las Olas Centre
                                         450 East Las Olas Boulevard
                                         Suite 900
                                         Fort Lauderdale, FL 33301
                                         Attention: F. Melvin Burton
                                         Telephone:  (954) 523-7771
                                         Telecopier: (954) 523-9594

                                     BROWN UNIVERSITY THIRD CENTURY FUND

                                      By: Saratoga Partners III, L.P.,
                                          its Attorney-in-Fact

                                          By: Saratoga Management Company, LLC,
                                              its Investment Manager

                                      By: /s/ Richard A. Petrocelli
                                          ------------------------------------
                                          Name:  Richard A. Petrocelli
                                          Title: Principal

                                       c/o Saratoga Partners III, L.P.
                                       535 Madison Avenue
                                       New York, New York 10022
                                       Attention: Christian L. Oberbeck
                                       Telephone:  (212) 906-7350
                                       Telecopier: (212) 750-3343

                                     CO-INVESTMENT PARTNERS, L.P.

                                     By: CIP Partners, LLC, its General Partner

                                     By: /s/ Christian A. Melhado
                                         --------------------------------------
                                         Name:  Christian A. Melhado
                                         Title: Member

                                         660 Madison Ave.
                                         New York, NY 10021
                                         Attn: Christian A. Melhado
                                         Telephone:  (212) 754-0411
                                         Telecopier: (212) 754-1494

                              NEW INVESTORS:

                              GSC RECOVERY II, L.P.

                              By: GSC RECOVERY GP, L.P., its General
                                  Partner

                                  By: GSCP (N.J.), L.P., its General Partner

                                      By: GSCP (N.J.), Inc., its General Partner

                              By: /s/ Robert A. Hamwee
                                  -----------------------------------
                                  Name:  Robert A. Hamwee
                                  Title: Managing Director



                              GSCP RECOVERY (US) L.L.C.

                              By: Greenwich Street Capital Partners II, L.P.,
                                  its General Partner

                                  By: Greenwich Street Investments II, L.L.C.,
                                      its General Partner

                              By: /s/ Robert A. Hamwee
                                  -----------------------------------
                                  Name:  Robert A. Hamwee
                                  Title: Managing Director




                               UNIONE ITALIANA (U.K.) REINSURANCE
                               COMPANY, LIMITED


                               By: /s/ Robert A. Hamwee
                                   -----------------------------------
                                   Name:  Robert A. Hamwee
                                   Title: Director

                         GREENWICH STREET CAPITAL PARTNERS II,
                         L.P.

                         By: GREENWICH STREET INVESTMENTS II,
                             L.L.C., its General Partner

                         By: /s/ Robert A. Hamwee
                            ------------------------------------
                            Name: Robert A. Hamwee
                            Title: Managing Director

                         c/o GSC Partners
                         500 Campus Drive
                         Suite 220
                         Florham Park, NJ 07932
                         Attention:  Robert A. Hamwee
                         Telephone: (973) 437-1010
                         Telecopier: (973) 437-1037


                         CERBERUS INTERNATIONAL,LTD.

                         By: Partridge Hill Overseas Management, LLC,
                             its Investment Manager

                         By: /s/ Mark A. Neporent
                            ------------------------------------
                            Name: Mark A. Neporent
                            Title: Vice President

                         Cerberus International, Ltd.
                         c/o Partridge Hill Overseas Management, LLC
                         450 Park Avenue, 28th Floor
                         New York, New York 10022
                         Attention: Robert Davenport
                         Telephone: (212) 891-2100
                         Telecopier: (212) 755-3009

                                             SF FUNDING COMPANY LLC

                                             By: /s/ Richard A. Petrocelli
                                                --------------------------------
                                                Name: Richard A. Petrocelli
                                                Title: Principal

                                             535 Madison Avenue
                                             New York, New York 10022
                                             Attention: Christian L. Oberbeck
                                             Telephone: (212) 906-7350
                                             Telecopier: (212) 750-3343





                                             SARATOGA MANAGEMENT COMPANY, LLC

                                             By: /s/ Richard A. Petrocelli
                                                --------------------------------
                                                Name: Richard A. Petrocelli
                                                Title: Principal

                                             535 Madison Avenue
                                             New York, New York 10022
                                             Attention: Christian L. Oberbeck
                                             Telephone: (212) 906-7350
                                             Telecopier: (212) 750-3343

                                                                       EXHIBIT A

                               JOINDER AGREEMENT


                  THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

                  A. I am acquiring simultaneously with the execution of this Joinder Agreement [ ] shares of the [Common Stock] (the "Shares")] [and] [[ ] warrants to purchase Shares] of SCOVILL FASTENERS INC., a Delaware corporation (the "Company"); and

                  B. As a condition to the acquisition of the Shares I have agreed to join in a stockholders agreement dated as of August 3, 2001, as amended from time to time (the "Stockholders Agreement"), a copy of which has been furnished to me, among the Company and the Investors party thereto.

                  I therefore agree as follows:

                  1. I hereby join in the Stockholders Agreement and agree to be bound by all of the terms and provisions thereof as though I were an original party thereto and were included in the definition of Investor, as used therein.

                  2. I hereby consent that the certificate or certificates to be issued to me representing the Shares shall bear the following legend in addition to any other legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO SCOVILL FASTENERS INC. REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER. THIS SECURITY IS ALSO SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING WITH RESPECT TO THE DIRECT OR INDIRECT TRANSFER THEREOF, OF A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 3, 2001, AS AMENDED FROM TIME TO TIME TO WHICH THE COMPANY IS A PARTY, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED UPON REQUEST."

     IN WITNESS WHEREOF, the undersigned has executed this agreement this day of , .


                           Name:
                                ------------------------------------------------
                                Address for Notices:


                                      A-2